SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  Form 8-K

                                CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   August 10, 1999
                                                      ---------------------



                              PP&L Resources, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               PENNSYLVANIA               1-11459             23-2758192
     ----------------------------------------------------------------------
       (State or other jurisdiction     (Commission         (IRS Employer
             of incorporation)          File Number)        Identification
                                                                  No.)



                                   PP&L, Inc.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               PENNSYLVANIA                1-905              23-0959590
     ----------------------------------------------------------------------
       (State or other jurisdiction     (Commission         (IRS Employer
             of incorporation)          File Number)        Identification
                                                                  No.)


          TWO NORTH NINTH STREET, ALLENTOWN, PA             18101-1179
     ----------------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


     Registrants' telephone number, including area code    610-774-5151
                                                        -------------------



     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

        ITEM 5.   OTHER EVENTS
                  ------------

             The following text is from a recent company news release relating to the expiration of cash tender offers by PP&L, Inc. for any and all of approximately $1.66 billion of 11 different series of its first mortgage bonds.

                   PP&L, INC. ANNOUNCES EXPIRATION OF TENDER OFFERS
                   ------------------------------------------------

                  PP&L, Inc. said today (8/11) that its cash tender offers relating to any and all of about $1.66 billion of first mortgage bonds expired at 5 p.m. EDT on Tuesday, Aug. 10, 1999.

                  PP&L, Inc. is the major subsidiary of PP&L Resources, Inc. (NYSE:PPL).

                  All securities validly tendered prior to the expiration of the offers will be accepted for payment pursuant to the terms of the offers. Based on the preliminary count, the aggregate price for all of the securities tendered, plus accrued and unpaid interest, is about $1.55 billion.

                  "We are very pleased with the success of these tenders which were targeted at lowering the overall effective interest costs of PP&L, Inc.," said John R. Biggar, PP&L Resources' senior vice president and chief financial officer. "Combined with the recently completed issuance of $2.42 billion of transition bonds by PP&L Transition Bond Company LLC and PP&L Resources, Inc.'s repurchase of 14 million shares of common stock, we believe that PP&L Resources is now positioned to show continued strong growth in financial performance."

                  The following table sets forth for each series of first mortgage bonds included in the tender offer its CUSIP number, title and maturity and the preliminary count of the principal amount tendered, as well as figures based on the preliminary count for the principal amount of each series expected to be outstanding following purchase of the tendered securities:

      ----------------------------------------------------------------------
        CUSIP          Series    Aggregate of   Aggregate      Aggregate
        Number         of First  Principal      Principal      Principal
                       Mortgage  Amount         Amount of      Amount
                       Bonds     Outstanding    Debt Tendered  Outstanding
                                                (Preliminary)  Following
                                                               Purchase
                                                               (Preliminary)
      ----------------------------------------------------------------------
        709051 BJ 4    9-3/8%     $99,750,000    $94,582,000    $5,168,000
                       due 2021
      ----------------------------------------------------------------------
        709051 BH 8    9-1/4%    $215,000,000   $187,421,000   $27,579,000
                       due 2019
      ----------------------------------------------------------------------
        709051 BM 7    8-1/2%    $150,000,000   $120,489,000   $29,511,000
                       due 2022
      ----------------------------------------------------------------------
        709051 BQ 8    7-7/8%    $200,000,000   $143,787,000   $56,213,000
                       due 2023
      ----------------------------------------------------------------------
        709051 BL 9    7-3/4%    $150,000,000   $121,612,000   $28,388,000
                       due 2002
      ----------------------------------------------------------------------
        709051 CC 8    7.70%     $200,000,000   $199,675,000      $325,000
                       due 2009
      ----------------------------------------------------------------------
        709051 CD 6    7-3/8%    $100,000,000    $89,710,000   $10,290,000
                       due 2014
      ----------------------------------------------------------------------
        709051 CA 2    7.30%     $150,000,000   $144,195,000    $5,805,000
                       due 2024
      ----------------------------------------------------------------------
        709051 BN 5    6-7/8%    $100,000,000    $81,232,000   $18,768,000
                       due 2003
      ----------------------------------------------------------------------
        709051 CB 0    6-7/8%    $150,000,000   $125,233,000   $24,767,000
                       due 2004
      ----------------------------------------------------------------------
        709051 BY 1    6-3/4%    $150,000,000   $130,503,000   $19,497,000
                       due 2023
      ----------------------------------------------------------------------

                  Morgan Stanley Dean Witter (800-624-1808) and Banc One Capital Markets, Inc. (877-810-9199) are acting as joint dealer managers for the tender offers.

                  PP&L, Inc., a subsidiary of PP&L Resources, Inc., generates electricity; provides electric delivery services to 1.3 million customers in eastern and central Pennsylvania; and trades or markets wholesale energy in the United States and Canada.

                                      SIGNATURE

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                      PP&L RESOURCES, INC.
                                      PP&L, INC.


                                      By:   /s/ James E. Abel
                                         -----------------------------
                                           Vice President - Finance
                                                and Treasurer


        Date:  August 11, 1999